abrdn ETFs 485BPOS

Exhibit 99.(h)(3)

September 14, 2021

Aberdeen Standard Investments Inc.

1900 Market Street, Suite 200

Philadelphia, PA 19103

Attn: Legal Department

Re: New Fund; Updated Exhibit B

Ladies and Gentlemen:

Reference is made to the Fund Administration Agreement dated December 29, 2020 (the “Agreement”) by and between Aberdeen Standard Investments Inc. (the “Administrator”) and Aberdeen Standard Investments ETFs (the “Trust”).

This letter is to provide notice that Trust, a multiple series Delaware statutory trust, has established a new series of the Trust to be known as Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF (the “New Fund”), which has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended. This letter also provides notice that the New Fund has established a new wholly-owned subsidiary fund known as Aberdeen Industrial Metals Fund Limited, an exempted company organized under Cayman Islands law (the “New Subsidiary Fund”), for the New Fund.

In accordance with the Section 1 of the Agreement, the undersigned hereby requests that Aberdeen Standard Investments Inc. act as Administrator for the New Fund and New Subsidiary Fund under the terms of the Agreement. In connection with such request, the undersigned hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 5 of the Agreement.

Pursuant to the Agreement, this letter is also to provide written notice that as of September 22, 2021, the undersigned shall restructure the following Funds or Trust, as applicable:

abrdn ETFs (formerly, Aberdeen Standard Investments ETFs)

abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF)

abrdn All Commodity Dated Fund Limited (formerly, Aberdeen Standard All Commodity Dated Fund Limited)

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)

abrdn All Commodity Longer Dated Fund Limited (formerly, Aberdeen Standard All Commodity Longer Dated Fund Limited)

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF (formerly, Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF)

abrdn Industrial Metals Fund Limited (formerly, Aberdeen Industrial Metals Fund Limited)

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Administrator.

Sincerely,

Each Fund and Subsidiary Fund identified on Exhibit B hereto

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: VP

Agreed and Accepted:

Aberdeen Standard Investments Inc.

By:	/s/ Lucia Sitar

Name: Lucia Sitar

Title: VP

Effective Date: September 22, 2021

Information Classification: Limited Access

FUND ADMINISTRATION AGREEMENT

EXHIBIT B

(Updated as of September 14, 2021)

(Effective as of September 22, 2021)

Listing of Fund(s)

abrdn ETFs

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

●	abrdn Industrial Metals Fund Limited

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

●	abrdn All Commodity Longer Dated Fund Limited

abrdn Bloomberg All Commodity Strategy K-1 Free ETF

●	abrdn All Commodity Dated Fund Limited